UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2019

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or	File Number)	Identification No.)
organization)

5600 Clearfork Main Street, Suite 400

Fort Worth, Texas 76109

(Address of principal executive office) (Zip Code)

(817) 618-4020

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Units	EMES	New York Stock Exchange

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 31, 2019, Emerge Energy Services LP (the “Partnership”) was notified by the New York Stock Exchange (“NYSE”) that due to the Partnership’s failure to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million, pursuant to Section 802.01B of the NYSE Listed Company Manual, the NYSE has determined to commence delisting proceedings to delist the Partnership’s common units. Trading in the Company’s common units was suspended on May 31, 2019.

The NYSE will apply to the Securities and Exchange Commission to delist the common units upon completion of all applicable procedures.

The Partnership anticipates that effective June 3, 2019, the common units will commence trading over-the-counter under the symbol “EMESZ.”  The Partnership can provide no assurance that its common units will continue to trade on this market, whether broker-dealers will continue to provide public quotes of its common units on this market, or whether the trading volume of its common units will be sufficient to provide for an efficient trading market.

Item 7.01 Regulation FD Disclosure.

On May 31, 2019, the Partnership issued a press release announcing the receipt of the Delisting Notice. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: June 4, 2019	By:	/s/ Deborah Deibert
Name: Deborah Deibert
Title: Chief Financial Officer